TERMINATION OF LEASE OBLIGATION

This Release Agreement (the “Agreement”) is made and effective July 21, 2010,

BETWEEN:	Ensisheim Partners LLC (the “Lessor”), a corporation organized and existing under the laws of the State of Washington, with its head office located at:

4105 E Madison St, Suite 320

Seattle, WA 98112

AND:	Atossa Genetics, Inc. (the “Lessee”), a corporation organized and existing under the laws of the State of Delaware, with its head office located at:

4105 E Madison St, Suite 320

Seattle, WA 98112

TERMS

On December 24, 2009, a lease agreement was executed between Lessor and Lessee for the premises located at 4105 E Madison St., suite 320, Seattle, WA 98112, a copy of which is attached hereto and made a part hereof.

The Lessor now wishes to assist the Lessee financially as it prepares to make a public offering by offering free rent, beginning July 1, 2010 and ending December 31, 2010.

The parties desire to settle all claims of Lessor with respect to said lease and to terminate all obligations of either party thereunder.

Therefore, in consideration of receipt of all unpaid lease obligations through June 30, 2010, from Lessee, receipt of which is hereby acknowledged, Lessor does hereby release Lessee from all obligations and duties of Lessee set forth in the above referenced lease. Lessor, for himself, his heirs, his legal representatives and his assigns also releases Lessee, his heirs, his legal representatives and his assigns from all claims, demands and causes of action that lessor had, has or may have against lessee or against his heirs, legal representatives or assigns in regard to said lease.

In consideration of the release set forth above, Lessee hereby surrenders all rights in and to the subject leased premises. That possession of said premises shall be delivered up to Lessor immediately upon the execution of this instrument, and that Lessor is relieved of any responsibilities or obligations under the aforementioned lease.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

LESSOR	LESSEE

/s/ Steven C. Quay	/s/ Steven C. Quay
Authorized Signature	Authorized Signature

Steven C. Quay, M.D. Ph.D., President	Steven C. Quay, M.D. Ph.D., CEO
Print Name and Title	Print Name and Title

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